As filed with the Securities and Exchange Commission on April 22, 1997
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                HFS INCORPORATED
             (Exact name of registrant as specified in its charter)


                 Delaware                                       22-3059335
       (State or other jurisdiction                          (I.R.S. Employer
     of incorporation or organization)                    Identification Number)

               6 Sylvan Way
       Parsippany, New Jersey 07054                                07054
  (Address of principal executive office)                        (Zip Code)

                                 PHH Corporation
                  Amended and Restated Employee Investment Plan
                            (Full title of the plan)

                             James E. Buckman, Esq.
                                HFS Incorporated
                   6 Sylvan Way, Parsippany, New Jersey 07054
                                 (201) 428-9700
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
Title of Securities to   Amount to be       Proposed Maximum Offering     Proposed Maximum Aggregate      Amount of
be Registered            Registered(1)      Price Per Share (2)(3)        Offering Price (2)(3)           Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par        300,000            $53.4375                      $16,031,250                     $4,858
value $.01 per share
===============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the employee benefit plan described herein.
(2) Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, the proposed maximum offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Transaction Tape on April 16, 1997, within five business days prior to the date of filing of this Registration Statement.
(3)      Estimated solely for the purpose of calculating the registration fee.

                                        INTRODUCTORY STATEMENT

         HFS Incorporated (the "Registrant") hereby files this Registration Statement on Form S-8 relating to the Amended and Restated Employee Investment Plan of PHH Corporation ("PHH"). In connection with an Agreement and Plan of Merger dated as of November 10, 1996, (the "Merger Agreement"), by and among the Registrant, Mercury Acq. Corp., a wholly-owned subsidiary of the Registrant ("Merger Sub") and PHH, Merger Sub is expected to be merged with and into PHH and PHH is expected to become a wholly-owned subsidiary of the Registrant (the "Merger"). The Merger is expected to be consummated on April 30, 1997, subject to approval of the Merger by the stockholders of the Registrant and PHH at their respective stockholders meetings to be held on April 30, 1997.

         This Registration Statement covers shares to be issued subsequent to the effective time of the Merger. Shares issued prior to the effective time will have been converted into the right to receive HFS shares, which HFS shares have been registered on the Registration Statement on Form S-4 (File Number 333-34021), filed with the Securities and Exchange Commission on March 27, 1997, which is incorporated herein by reference.

                                                PART I
                         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

                  Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

                  Not required to be filed with this Registration Statement.

                                                PART II
                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the registrant, HFS Incorporated, a Delaware corporation (the "Registrant"), are incorporated by reference in this Registration Statement:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ending December 31, 1996 (File Number 1-11402) filed with the Commission on March 31, 1997 (as amended by the Form 10-K/A filed on March 31, 1997).

         (b) All reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to December 31, 1996.

         (c) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on
September 28, 1994 (File Number 1-11402) pursuant to Section 12(b) of the Exchange Act and any amendment or report filed with the Commission for purposes of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

                  Not applicable.

Item 5. Interests of Named Experts and Counsel

                  Not applicable.

Item 6. Indemnification of Directors and Officers

                  Registrant  is a Delaware  corporation.  Reference  is made to
Section 145 of the Delaware General Corporation Law, as amended ("GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify against the expenses (including, attorneys' fees) that such officer or director actually and reasonably incurred in connection therewith.

                  Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

                  Articles Ninth and Tenth of the Registrant's Restated Certificate of Incorporation provide for (i) the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL, and (ii) the Registrant to indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

                  The  Registrant  maintains,   at  its  expense,  a  policy  of
insurance which insures its directors and officers, subject to certain exclusions and deductions as are customary in such insurance policies, against certain liabilities which may be incurred in those capacities.

Item 7. Exemption from Registration Claimed.

                  Not applicable.

Item 8. Exhibits.

      3.1 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 1996 (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A filed on February 21, 1996)
      3.2 Registrant's By-Laws (Incorporated by reference to the 10-Q for September 30, 1996 filed November 15, 1996.)
      4.1      Amended and Restated PHH Corporation Employee Investment Plan
      4.2 Form of Certificate of HFS's Common Stock, par value $.01 per share (incorporated by reference to HFS's Registration Statement on Form S-1, Registration No. 33-51422, Exhibit 4.1)
      5.1 Determination Letter dated January 23, 1995 from the Internal Revenue Service with respect to the Amended and Restated PHH Corporation Employee Investment Plan 23.1 Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated
     23.2 Consent of Woolard, Krajnik & Company relating to the financial statements of Century 21 of Eastern Pennsylvania, Inc.
     23.3 Consent of White, Nelson & Co. LLP relating to the financial statements of Century 21 Region V (Business Acquired by HFS Incorporated)
     23.4 Consent of Tony H. Davidson CPA, relating to the financial statements of Century 21 Real Estate, Inc.
     23.5 Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker Corporation
     23.6 Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker Corporation
     23.7 Consent of Price Waterhouse LLP relating to the financial statements of Avis, Inc.
     23.8 Consent of Ernst & Young LLP relating to the financial statements of Resort Condominiums International, Inc.
     23.9 Consent of KPMG Peat Marwick LLP relating to the financial statements of PHH Corporation
     23.10 Consent of Deloitte & Touche LLP relating to the financial statements of Rental Car Operations of Avis Inc.
     24.1      Power of Attorney (contained in the signature page hereof)

Item 9.  Undertakings.

                  (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           i) To  include any  prospectus  required  by  Section
                  10(a)(3) of the Securities Act;

                           ii) To  reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement-,

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                              SIGNATURES


         Pursuant to the requirements of the securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on April 22, 1997.


                                            HFS INCORPORATED
                                            (Registrant)


                                            By:  /s/ James E. Buckman
                                                 James E. Buckman
                                                 Executive Vice President,
                                                 General Counsel and Director


                  KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Buckman as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Registration Statement on Form S-8, including any and all post-effective amendments to the Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute for such attorney-in-fact, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the securities act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                           Title                               Date

 /s/ Henry R. Silverman             Chairman of the Board,        April 22, 1997
-----------------------------       Chief Executive Officer
(Henry R. Silverman)                and Director (Principal Execu-
                                    tive Officer

/s/ John D. Snodgrass               Vice Chairman of the          April 22, 1997
------------------------------      Board, President,
(John D. Snodgrass)                 Chief Operating Officer
                                    and Director

/s/ Stephen P. Holmes               Vice Chairman of the          April 22, 1997
-----------------------------       Board and Director
(Stephen P. Holmes)

/s/ Michael P. Monaco               Vice Chairman of the          April 22, 1997
-----------------------------       Board and Chief Financial
(Michael P. Monaco)                 Officer and Director (Princi-
                                    pal Financial Officer and
                                    Principal Accounting Officer)

/s/ James E. Buckman                Executive Vice Pre-           April 22, 1997
-----------------------------       sident and General
(James E. Buckman)                  Counsel and Director

/s/ Robert F. Smith                 Director                      April 22, 1997
-------------------------------
(Robert F. Smith)

/s/ Leonard Schutzman               Director                      April 22, 1997
(Leonard Schutzman)

/s/ Martin L. Edelman               Director                      April 22, 1997
-----------------------------
(Martin L. Edelman)

/s/ Robert W. Pittman               Director                      April 22, 1997
------------------------------
(Robert W. Pittman)

/s/ Robert E. Nederlander           Director                      April 22, 1997
-----------------------------
(Robert E. Nederlander)

/s/ E. John Rosenwald, Jr.          Director                      April 22, 1997
----------------------------
(E. John Rosenwald,Jr.)

/s/ Christel DeHaan                 Director                      April 22, 1997
----------------------------
(Christel DeHaan)

                                             EXHIBIT INDEX

Exhibits


3.1 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 1996 (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A filed on February 21, 1996)
3.2 Registrant's By-Laws (Incorporated by reference to the 10-Q for September 30, 1996 filed November 15, 1996.)
4.1  Amended and Restated PHH Corporation Employee Investment Plan
4.2 Form of Certificate of HFS' Common Stock, par value $.01 per share (incorporated by reference to HFS' Registration Statement on Form S-1, Registration No. 33-51422, Exhibit 4.1)
5.1 Determination Letter dated January 23, 1995 from the Internal Revenue Service with respect to the Amended and Restated PHH Corporation Employee Investment Plan
23.1 Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated
23.2 Consent of Woolard, Krajnik & Company relating to the financial statements of Century 21 of Eastern Pennsylvania, Inc.
23.3 Consent of White, Nelson & Co. LLP relating to the financial statements of Century 21 Region V (Business Acquired by HFS Incorporated)
23.4 Consent of Tony H. Davidson CPA, relating to the financial statements of Century 21 Real Estate, Inc.
23.5 Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker Corporation
23.6 Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker Corporation
23.7 Consent of Price Waterhouse LLP relating to the financial statements of Avis, Inc.
23.8 Consent of Ernst & Young LLP relating to the financial statements of Resort Condominiums International, Inc.
23.9 Consent of KPMG Peat Marwick LLP relating to the financial statements of PHH Corporation
23.10Consent of Deloitte & Touche LLP relating to the  financial  statements  of
     Rental Car Operations of Avis Inc.
24.1 Power of Attorney (contained in the signature page hereof)